SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by the Party other than the Registrant [ ]

Check the appropriate box:

       [ ]  Preliminary Proxy Statement
       [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
       [X]  Definitive Proxy Statement
       [ ]  Definitive Additional Materials
       [ ]  Soliciting Material Pursuant to Section 240.14a-12

                        Tri City Bankshares Corporation
                ________________________________________________
                (Name of Registrant as Specified In Its Charter)

      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

       [X]  No fee required

       [ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            1)  Title of each class of securities to which transaction applies:

                _______________________________________________________________

            2)  Aggregate number of securities to which transaction applies:

                _______________________________________________________________

            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                _______________________________________________________________

            4)  Proposed maximum aggregate value of transaction:

                _______________________________________________________________

            5)  Total fee paid:

                _______________________________________________________________

       [ ]  Fee paid previously with preliminary materials.

       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)  Amount Previously Paid:

                _______________________________________________________________

            2)  Form, Schedule or Registration Statement No.:

                _______________________________________________________________

            3)  Filing Party:

                _______________________________________________________________

            4)  Date Filed:

                _______________________________________________________________

                         TRI CITY BANKSHARES CORPORATION
                             6400 South 27th Street
                           Oak Creek, Wisconsin 53154



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  June 14, 2006




TO THE SHAREHOLDERS OF TRI CITY BANKSHARES CORPORATION:


Notice is hereby given that the Annual Meeting of Shareholders of Tri City Bankshares Corporation will be held at Tri City National Bank, 6400 South 27th Street, Oak Creek, Wisconsin 53154, on Wednesday, June 14, 2006 at 9:30 a.m., for the following purposes:

(1) To elect fourteen members of the Board of Directors to serve until the 2007 Annual Meeting of Shareholders and until their successors are elected and qualified; and

(2) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Holders of common stock of record at the close of business on May 3, 2006 will be entitled to notice of, and to vote at, the Annual Meeting, or at any adjournment thereof.

All shareholders are cordially invited to attend and participate in the Annual Meeting in person. We urge you to sign, date and return the enclosed proxy whether or not you expect to attend the Annual Meeting in person. Your proxy will not be used if you subsequently decide to attend the Annual Meeting and desire to vote your shares in person, or if you revoke your proxy by any other lawful means.


By Order of the Board of Directors,

/s/Scott A. Wilson
--------------------------
Scott A. Wilson, Secretary

Oak Creek, Wisconsin
May 10, 2006

                         TRI CITY BANKSHARES CORPORATION
                             6400 South 27th Street
                           Oak Creek, Wisconsin 53154


                                 PROXY STATEMENT

                               -------------------




This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tri City Bankshares Corporation (the "Corporation") to be voted at the Annual Meeting of Shareholders to be held at Tri City National Bank, 6400 South 27th Street, Oak Creek, Wisconsin 53154, on June 14, 2006 at 9:30 a.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The solicitation is made by the mailing of this proxy statement with its enclosures. No other solicitation is contemplated, however, if it is necessary to assure adequate attendance at the Annual Meeting, the Corporation's Board of Directors may, if it deems it advisable, make a further solicitation by mail, telephone, facsimile, and/or personal interview for proxies. Such solicitation will be made by the officers of the Corporation and will be limited in extent. The total cost of the solicitation, including reimbursement of banks, brokerage firms, custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Corporation's common stock, $1.00 par value (the "Common Stock"), will be borne by the Corporation. The approximate date on which this proxy statement and accompanying proxy card and annual report are first being mailed to shareholders is May 10, 2006.

Shareholders are asked to complete, sign and return the enclosed proxy. The proxy may be revoked by you at any time before it is voted at the Annual Meeting. Prior to the Annual Meeting, this may be done by execution of a later-dated proxy or by written revocation sent to the Secretary of the Corporation, Mr. Scott A. Wilson, at the office of the Corporation, 6400 South 27th Street, Oak Creek, Wisconsin 53154. Alternatively, the proxy may be revoked at the Annual Meeting by oral or written request to the Secretary of the Corporation.

Only shareholders of record at the close of business on May 3, 2006 will be entitled to vote at the meeting. There were 8,729,888 shares of the Common Stock of the Corporation outstanding on that date, each share being entitled to one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information is based upon information provided to the Corporation by the persons named below and sets forth, as of March 29, 2006, except as otherwise indicated, information regarding the beneficial ownership of shares of Common Stock by (a) persons known by the Corporation to own beneficially, directly or indirectly, more than 5% of the Corporation's Common Stock; (b) directors, nominees for director and certain executive officers; and (c) all directors and executive officers of the Corporation as a group. Except as otherwise indicated, the address of each beneficial owner of more than 5% of the Common Stock listed below is 6400 South 27th Street, Oak Creek, Wisconsin 53154.

                                  Amount and Nature
                                    of Beneficial                 Percent of
Name of Beneficial Owner            Ownership (1)                    Class
------------------------          -----------------               ----------
Frank J. Bauer                         76,032 (2)                      *

William N. Beres                       14,585 (3)                      *

Sanford Fedderly                      206,916 (4)                     2.4%

Scott D. Gerardin                       9,117 (5)                      *

William Gravitter                     620,687 (6)                     7.2%

Henry Karbiner, Jr.                   212,887 (7)                     2.5%

Christ Krantz                         256,800                         3.0%

Brian T. McGarry                      155,147 (8)                     1.8%

Robert W. Orth                         35,792 (9)                      *

Ronald K. Puetz                        48,707 (10)                     *

Agatha T. Ulrich                    2,191,931 (11)                   25.3%

Agatha T. Ulrich Marital Trust      1,899,760 (12)                   21.9%

David A. Ulrich, Jr.                  217,739 (13)                    2.5%

William J. Werry                      105,000 (14)                    1.2%

Scott A. Wilson                        40,169 (15)                     *

All directors and officers
as a group (14 persons) (16)        4,191,509                        48.3%

All directors, officers and
beneficial owners of more than
5% of the Common Stock as a
group (15 persons)                  6,091,269                        70.2%
------------------------------

*        Less than 1%

(1) Nature of beneficial ownership is direct unless otherwise indicated by footnote, and beneficial ownership, as shown in the foregoing table, arises from sole voting and investment power, except as otherwise indicated by footnote.

(2) Includes 7,500 shares registered in the name of Mr. Bauer and his wife, as joint tenants, as to which Mr. Bauer has shared voting and investment power, and 2,640 shares registered in the name of Mrs. Bauer.

(3) Shares registered in the name of Mr. Beres and his wife, as joint tenants, as to which Mr. Beres has shared voting and investment power, 1,191 shares held in accounts for Mr. Beres' children for which he is custodian, and 2,185 and 1,165 shares held in self-directed individual retirement accounts ("IRA's") for the benefit of Mr. Beres and Mrs. Beres, respectively.

(4) Includes 102,495 shares registered in the name of Mrs. Roberta C. Fedderly 1991 Revocable Trust, 98,226 shares registered to the Sanford Fedderly 1991 Revocable Trust, and 1,920 shares held in a self-directed IRA for the benefit of Mr. Fedderly.

(5) Shares registered in the name of Mr. Gerardin and his wife, as joint tenants, as to which Mr. Gerardin has shared voting and investment power. Includes 8,997 shares held in a self-directed IRA for the benefit of Mr. Gerardin.

(6) Includes 61,656 shares registered in the name of Mrs. Gravitter. Includes 21,037 shares held under agreements with members of Mr. Gravitter's family under which he exercises no voting power, but has right of first refusal on sale of stock.

(7) Includes 16,500 shares registered in the name of Mrs. Karbiner, and 46,644 shares and 1,243 shares held in self-directed IRAs for the benefit of Mr. Karbiner and Mrs. Karbiner, respectively.

(8)  Includes 117,029 shares registered in the name of Mrs. McGarry.

(9) Includes 5,649 shares in accounts for Mr. Orth's children for which he is custodian.

(10) Includes 8,316 shares registered in the name of Mr. Puetz and his wife as joint tenants, as to which Mr. Puetz has shared voting and investment power, 3,105 shares registered in the name of Mrs. Puetz, and 7,896 shares held in a self-directed IRA for the benefit of Mr. Puetz.

(11) Includes 31,918 shares registered in the name of NDC, LLC, of which Mrs. Ulrich is a principal member, and 118,194 shares held in self-directed IRAs for the benefit of Mrs. Ulrich. Includes 397,766 shares held under agreements with members of Mrs. Ulrich's family under which she exercises no voting power but has right of first refusal on sale of stock. Excludes shares held by the Agatha T. Ulrich Marital Trust. Excludes 304,568 shares held under an agreement with another shareholder of the Corporation and his transferees under which Mrs. Ulrich exercises no voting power but has right of first refusal on sale of stock.

(12) The trustees are Ronald K. Puetz, George A. Dionisopoulos and Kathleen L. McGarry. Includes 397,766 shares held under agreements with members of Mrs. Ulrich's family under which the Trust exercises no voting power but has right of first refusal on sale of stock. The trust has sole voting and dispositive power over 1,501,994 shares and shared dispositive power over 397,766 shares. Excludes 304,568 shares held under an agreement with another shareholder of the Corporation and his transferees under which the Trust exercises no voting power but has right of first refusal on sale of stock. The address of the trust is c/o Foley & Lardner, 777 E. Wisconsin Avenue, Milwaukee, WI 53202.

(13) Includes 6,532 shares registered in the name of Mr. Ulrich and his wife as joint tenants, as to which Mr. Ulrich has shared voting and investment power. Includes 18,231 shares registered in the name of Mr. Ulrich's wife. Includes 48,498 shares held in accounts for Mr. Ulrich's minor children.

(14) Includes 81,156 shares registered in the name of Mr. Werry and his wife as joint tenants, as to which Mr. Werry has shared voting and investment power. Includes 7,284 shares registered in the name of Mrs. Werry.

(15) Shares registered in the name of Mr. Wilson and his wife, as to which Mr. Wilson has shared voting and investment power, and 10,223 shares and 4,220 shares held in self-directed IRA's for the benefit for Mr. Wilson and Mrs. Wilson, respectively.

(16) Excludes shares held by the Agatha T. Ulrich Marital Trust, of which no director or officer has beneficial ownership.

The Corporation knows of no contractual arrangements, including the pledge of its securities, which might result in a change of control of the Corporation.

                              ELECTION OF DIRECTORS

The Board of Directors proposes that the fourteen (14) nominees named below be elected to serve as directors for the ensuing year and until their successors are elected and qualified. All fourteen (14) directors will serve one year terms. Proxies received by the Board of Directors will be voted FOR the election of the following fourteen (14) persons, unless otherwise indicated, but, if any such nominee is unable to serve, due to presently unforeseen circumstances, proxies may be voted for another person nominated by the Board of Directors.

All of the persons nominated as directors are currently directors of the Corporation. All of the nominees have consented to serve if elected, and the Board of Directors is not aware of any nominee who may be unable to serve as a director. The directors and officers of the Corporation beneficially own a majority of the Corporation's outstanding Common Stock. Accordingly, assuming that all directors and executive officers vote for the nominees listed below, election of such nominees is assured.

                    DIRECTOR                  PRINCIPAL OCCUPATION DURING THE
NAME                  SINCE       AGE      PAST 5 YEARS AND OTHER DIRECTORSHIPS
-------------------   -----       ---      -------------------------------------
Frank J. Bauer        1990         79      President of Frank Bauer Construction
                                           Company, Inc.  Director  of Tri  City
                                           National Bank.

William N. Beres      2002         48     Chief  Financial  Officer  of  Wisvest
                                          Corporation, a wholly owned subsidiary
                                          of  Wisconsin   Energy  Corp.   since
                                          September,  1998.  Vice  President  of
                                          Minergy   Corp. ,   a   wholly   owned
                                          subsidiary  of  Wisconsin Energy Corp.
                                          since May, 2003.  Member of  the board
                                          of directors  for Centerpoint  Wispark
                                          Land Company,LLC since December, 2004.
                                          Member of the  board of  directors  of
                                          ReGENco,  LLC  since  December,  2005.
                                          Director of Tri City National Bank.

Sanford Fedderly      1980         71     Retired Registered Pharmacist. Retired
                                          President of Tri City Pharmacy,  Inc.,
                                          Oak Creek, Wisconsin.  Director of Tri
                                          City National Bank.

Scott D. Gerardin     2002         47     Senior Vice President, General Counsel
                                          and   Assistant   Secretary   of   the
                                          Corporation   since   January    2005.
                                          Senior   Vice  President  and  General
                                          Counsel of  Tri  City  National  Bank.
                                          Director  of Tri City National Bank.

William Gravitter     1980         77     President of Hy-View Mobile Home Park.
                                          Director of Tri City National Bank.

Henry Karbiner, Jr.   1980         65     President, Chief Executive Officer and
                                          Chairman   of  the   Board    of   the
                                          Corporation   since    October   1998.
                                          Treasurer  of  the  Corporation  since
                                          April  1980.    Vice   President   and
                                          Secretary  of   the  Corporation  from
                                          January 1989 to October 1998. Chairman
                                          of  the  Board  and   Chief  Executive
                                          Officer of Tri City National Bank.

Christ Krantz         1980         81     President of Krantz  Realty, Inc. Vice
                                          President and Secretary of KRK,  Inc.,
                                          which  owns  Ramada   Airport   Motel,
                                          Milwaukee,   Wisconsin.    Partner  in
                                          Veterans    Linen   Supply    Company.
                                          Director of Tri City National Bank.


Brian T. McGarry      2005         55     Retired  Vice  President of  Tri  City
                                          National Bank.  Director of  Tri  City
                                          National Bank.

Robert W. Orth        1996         59     Senior   Vice    President   of    the
                                          Corporation   since  1996.   Executive
                                          Vice President  and  Director  of  Tri
                                          City National Bank.

Ronald K. Puetz       1988         57     Executive   Vice  President   of   the
                                          Corporation since June  2000.   Senior
                                          Vice   President   of  the Corporation
                                          from   January  1990   to  June  2000.
                                          President of Tri City  National  Bank.
                                          Vice President  and  Treasurer of NDC,
                                          LLC.  Director  of  Tri City  National
                                          Bank.

Agatha T. Ulrich      1999         77     Chairman  and  Director  of NDC,  LLC.
                                          Director of Tri City National Bank.

David A. Ulrich, Jr.  1997         45     Retired  Vice  President and  Director
                                          of  Mega  Marts,  Inc.   Retired  Vice
                                          President and  Director  of  NDC, Inc.
                                          Director of Tri City National Bank.

William J. Werry      1980         79     Retired  Unit  President of  Tri  City
                                          National Bank.  Director  of  Tri City
                                          National Bank.

Scott A. Wilson       1990         59     Senior  Vice  President and  Secretary
                                          of the Corporation since October 1998.
                                          Executive  Vice President and Director
                                          of Tri City National Bank.


There is a family relationship between several of the nominees for directorship. Mr. Ulrich is Mrs. Ulrich's son, Mr. Bauer is Mrs. Ulrich's brother and Mr. McGarry is Mrs. Ulrich's son-in-law.

The Corporation's Board of Directors has standing Audit and Executive Committees. The Executive Committee is composed of Messrs. Fedderly, Gravitter, Karbiner, Krantz and Puetz. The Executive Committee's purpose is to exercise the powers of the full Board between regular meetings of the Board. During 2005, the Executive Committee held no meetings. The Corporation has an Audit Committee composed of independent directors. Information regarding the functions performed by the Audit Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee," included in this Proxy Statement.

The Board of Directors has not appointed a nominating committee, and the review of recommendations for, and the selection of, nominees to Board membership is handled by the Board serving as a committee of the whole. Due to the infrequent turnover in the Board, the Board has determined that it is not necessary or appropriate at this time to establish a separate nominating committee. No nominating committee charter has been adopted by the Board of Directors serving in their capacity as a committee of the whole. All of the directors except Messrs. Gerardin, Karbiner, Jr., Orth, Puetz, Wilson and Werry are independent in accordance with the definition of independence in Rule 4200(a)(15) of the NASD listing standards.

The Board of Directors does not have a formal process for considering nominees whose names are submitted to it by shareholders because it believes that the informal consideration process has been adequate given the historical absence of shareholder proposals. If shareholders were to recommend nominees for directors, the full Board of Directors would consider such persons. Shareholders are entitled to nominate persons from the floor at the Annual Meeting, but it is intended that the proxies solicited with the proxy statement will be voted for the slate of the fourteen persons listed in the table above as nominees to the Board of Directors.

The Board of Directors has generally identified nominees based upon suggestions by non-management directors, management members and/or shareholders. The Board of Directors considers factors important for potential members of the Board, including the individual's integrity, general business background and experience, experience with the banking industry, and the ability to serve on the Board of Directors. The Board of Directors does not evaluate proposed nominees differently based upon who made the proposal.

The Board of Directors does not have a compensation committee.

The Board of Directors held four meetings during 2005. All incumbent directors attended 75% or more of the meetings of the Board and the committees on which they served during 2005. Directors are encouraged to attend the annual meeting of shareholders, but the Corporation has not adopted a formal policy requiring attendance at the annual meeting. All of the incumbent directors attended the 2005 annual meeting of shareholders.

The Board of Directors currently does not have a formal process for shareholders to send communications to the Board because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. However, shareholders wishing to communicate with the Board of Directors may send communications directly to Henry Karbiner, Jr., Chairman of the Board, c/o Tri City Bankshares Corporation, 6400 South 27th Street, Oak Creek, Wisconsin 53154.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A of the 2003 Proxy. The current members of the Audit Committee, all of whom are non-employee directors, are Messrs. Beres (Chair), Fedderly and Krantz. The members of the Audit Committee are independent in accordance with the definition of independence in Rule 4200(a)(15) of the NASD listing standards. The Board of Directors has determined that it currently has one Audit Committee financial expert, Mr. Beres, serving on its Audit Committee.

Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including the discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61 and the auditors' independence from management and the Corporation. The Audit Committee has received the written disclosures from Virchow, Krause & Company, LLP required by the Independence Standards Board Standard No. 1.

The Audit Committee discussed with the Corporation's internal and independent auditors the overall scopes and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting. The Audit Committee held six meetings during fiscal 2005.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended 2005 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of the Corporation's independent auditors.

William N. Beres, Audit Committee Chair
Sanford Fedderly, Audit Committee Member
Christ Krantz, Audit Committee Member

March 20, 2006

                                           EXECUTIVE COMPENSATION

The following table sets forth all cash compensation paid by the Corporation and its subsidiaries during the fiscal years ended December 31, 2005, 2004 and 2003 to each of the most highly compensated executive officers of the Corporation whose total annual cash compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

    NAME AND                              Annual Compensation     All Other
PRINCIPAL POSITION                Year  Salary ($)  Bonus ($) Compensation($)(1)
-------------------------------   ----
Henry Karbiner, Jr.               2005  $ 465,090   $ 23,255     $ 10,500
President and Chief               2004    456,110     22,845        8,500
Executive Officer and Treasurer   2003    448,251     44,825        8,500

Ronald K. Puetz,                  2005    280,000     14,000       10,500
Executive Vice President          2004    276,187     13,750        8,500
                                  2003    268,947     27,245        8,500

Robert W. Orth,                   2005    233,100     11,655       10,500
Senior Vice President             2004    229,485     11,450        8,500
                                  2003    223,850     22,735        8,500

Scott A. Wilson,                  2005    225,300     11,265       10,500
Senior Vice President and         2004    222,173     11,065        8,500
Secretary                         2003    216,150     21,965        8,500

Scott D. Gerardin                 2005    133,400      6,670        7,003
Senior Vice President and         2004    126,750      6,305        6,638
General Counsel                   2003    124,350     12,300        6,833


(1) All other compensation represents the Corporation's matching contribution to the employee's 401(k) plan.

                      EQUITY COMPENSATION PLAN INFORMATION

The Corporation does not maintain any compensation plans under which equity securities of the Corporation are authorized for issuance.

                         STOCK PURCHASE PLAN INFORMATION

Under the 2003 Stock Purchase Plan, eligible directors and officers may purchase shares annually, in an amount not to exceed the director's fees during the year or 10% of the officer's cash compensation for the year, at a purchase price equal to the fair market value of the shares under the Corporation's Automatic Dividend Reinvestment Plan. The number of shares originally authorized for sale under this plan was 125,000. A total of 28,800 shares, representing 0.33% of the total outstanding common stock of the Corporation, have been sold under the plan to date. Shareholder approval was not required for this plan.

                        REPORT OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

Executive compensation, including that of the Chief Executive Officer, consists primarily of salary and cash bonus. The Chief Executive Officer's compensation is determined in the same manner as the other executives.

The bonus portion of the executive compensation is based on the Corporation's return on average assets. If the return on average assets for the twelve-month period ending in November is less than the minimum amount of one and one quarter percent (1.25%), no cash bonuses are paid. If the return on average assets exceeds the minimum, the bonus is computed as a percentage of salary based on a formula such that as the return on average assets increases, the bonus percentage increases. The board approves bonuses paid annually in the year they are paid. The board may exercise discretion on the impact of certain non-recurring, extraordinary income and expenses when considering the bonus percentage. The same bonus percentage is applied to all officers of the Corporation.

Except for the bonus, there is no specific relationship between corporate performance and executive salaries and benefits. In 2005, executive compensation was determined by the President of the Corporation considering the following factors without assigning any relative weight or importance to any factor:

         1.       Current compensation;
         2.       Cost of living;
         3.       Salaries paid to executives at other banks;
         4.       Performance of the bank during the prior year;
         5.       Prospects of future growth and performance; and
         6.       The individual performance of the executive.

Stock price is not a factor in determining executive salaries or bonuses.

The salaries determined by the President were submitted to the full Board of Directors for approval. After reviewing the recommendations, the Board members had an opportunity to discuss any factors they deemed relevant - there was no agenda or specific list of factors to be discussed. The recommendations of the President were approved by the Board without adjustment.

The Corporation continues to follow its long-standing policy of not providing its executives with many of the non-cash perquisites given to executives of similar companies. Executives receive no stock rights, options, warrants or stock appreciation rights except the opportunity to purchase stock at the dividend reinvestment price under the plan described in this proxy statement under the caption "Stock Purchase Plan Information." The Corporation does not provide memberships for its executives in country clubs or other social clubs. Also, executives receive no special retirement benefits or deferred compensation
- they participate in the same retirement plan provided to non-executive employees of the Corporation.


                            By the Board of Directors

Frank J. Bauer             William N. Beres           Sanford Fedderly
Scott D. Gerardin          William Gravitter          Henry Karbiner, Jr.
Christ Krantz              Brian T. McGarry           Robert W. Orth
Ronald K. Puetz            Agatha T. Ulrich           David A. Ulrich, Jr.
William J. Werry           Scott A. Wilson

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following members of the Board of Directors are officers of the Corporation and its banking subsidiary:

Henry Karbiner, Jr.        Robert W. Orth             Ronald K. Puetz
Scott A. Wilson            Scott D. Gerardin

                             STOCK PERFORMANCE GRAPH

The following graph shows the cumulative stockholder return on the Corporation's Common Stock over the last five fiscal years compared to the returns of the Standard & Poor's 500 Stock Index and Major Regional Bank Index compiled by Standard & Poor's and consisting of 20 regional banks, assuming that $100 is
invested   on   December   31,   2000  with   dividends   reinvested.



                      TRI CITY FIVE YEAR STOCK PERFORMANCE

       PERIOD                                     MAJOR REGIONAL       TRI CITY
(FISCAL YEAR COVERED)            S&P 500               BANKS          BANKSHARES

        2000                      100.00              100.00            100.00
        2001                       88.11              100.02            113.61
        2002                       68.64               99.00            131.78
        2003                       88.32              125.39            160.77
        2004                       97.93              143.47            168.39
        2005                      102.74              141.38            161.47




The Corporation's stock is traded on the over-the-counter market under the trading symbol "TRCY." Trading in the Corporation's stock is limited and sporadic and the Corporation believes that no established trading market for the Corporation's stock exists. For purposes of the Corporation's Automatic Dividend Reinvestment Plan, the Board of Directors is required to establish the "Fair Market Value" of the Corporation's stock on a quarterly basis based on factors set forth in the Dividend Reinvestment Plan. The Corporation's values above are based on the Fair Market Value established under the Dividend Reinvestment Plan over the past 5 years.

                              DIRECTOR COMPENSATION

Directors of the Corporation also serve as directors of Tri City National Bank, the Corporation's banking subsidiary. Directors who are not officers of the Corporation received an annual fee of $12,000 plus $1,000 for each Bank Board meeting attended and $300 for each Corporation Board meeting attended. During 2005 the Corporation also paid the following fees to directors for chairing, serving on and attending meetings of committees of the Board of Directors of the Corporation or of Tri City National Bank: Sanford Fedderly, $13,650; William Gravitter, $17,900; William Beres, $9,500; Christ Krantz, $6,850; William Werry, $3,000; David A. Ulrich, Jr., $1,000.

In addition, in 2005, Mr. Werry received $16,800 for consulting services performed for the Corporation. His current annual compensation is $16,800.

                  LOANS AND OTHER TRANSACTIONS WITH MANAGEMENT

The Corporation has never made any loans to any of its officers or directors. However, in the ordinary course of business, the Corporation's banking subsidiary made loans during 2005 to officers and directors of the Corporation, and to business firms in which officers and directors of the Corporation are officers, partners or in which they have a substantial interest. The loans made by the Corporation's banking subsidiary were made to the Corporation's officers and directors and certain of the companies with which they are associated in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to unaffiliated persons or firms, and do not involve more than a normal risk of collectibility or present other unfavorable features.

Mrs. Agatha T. Ulrich, director of the Corporation, is a principal member in a LLC that owns buildings occupied by the Corporation's central office in Oak Creek, and a Tri City National Bank branch office located in Milwaukee. The central office building lease has a term through 2011 and the branch office has a lease with a term through 2010. The annual rent for 2005 paid in connection with both of the aforementioned leases was $228,477. Rent is subject to adjustment as a result of increases in the consumer price index. Pursuant to the central office lease only, the Corporation is also obligated to pay its proportionate share of property taxes, insurance and maintenance costs associated with the building.

Pursuant to the Corporation's 2003 Stock Purchase Plan directors and officers purchased an aggregate of 4,300 shares of common stock of the Corporation (representing 0.05% of the total outstanding common stock of the Corporation)from the January, 2006 offering at a purchase price of $19.35 per share, which was equal to the fair market value of the shares under the Corporation's Automatic Dividend Reinvestment Plan.

                                 OTHER BUSINESS

The Board of Directors knows of no other business, which may come before the Annual Meeting. In the event that any other business not known or determined at this time does properly come before the Meeting, it is intended that the persons named in the proxy shall vote in accordance with their best judgment.

                                VOTING OF PROXIES

The presence in person or by proxy, of the holders of a majority of the shares of the Common Stock outstanding on the Record Date is required for a quorum with respect to the matters on which action is to be taken at the Annual Meeting. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining a quorum.

Proxies received by the Board of Directors will be voted in accordance with the specifications indicated by the shareholder and unless authority to vote upon the election of the directors, or as to individual nominees, is withheld, the proxies will be voted FOR all of the nominees listed in the Proxy Statement.

Directors are elected by a plurality of the votes cast by holders of the Corporation's Common Stock entitled to vote at a meeting at which a quorum is present. In other words, the fourteen directors who receive the largest number of votes will be elected as directors. Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. Any votes attempted to be cast "against" a candidate are not given legal effect and are not counted as votes cast in an election of directors.

                              INDEPENDENT AUDITORS

The Corporation engaged Virchow Krause to audit the Corporation's financial statements for the year ended December 31, 2005. During the year ended December 31, 2005, the Corporation did not consult with Virchow Krause regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K. As of the date of this proxy statement, the Audit Committee has selected Virchow Krause as independent auditors for the 2006 year-end audit.

AUDIT FEES. The aggregate fees billed for audit services rendered by Virchow Krause in 2005 and 2004 totaled $73,325 and $72,025 respectively. Services in this category for 2005 and 2004 consisted of:

     o Audits of the consolidated financial statements;
     o Reviews of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q;
     o Examination of management's assertion regarding internal control over financial reporting; and
     o Services associated with registration statements, periodic reports and other documents filed with the Securities and Exchange Commission.

AUDIT-RELATED FEES. The aggregate fees billed in 2005 and 2004 for assurance and related services provided by Virchow Krause that are reasonably related to the performance of the audit or review of the Corporation's financial statements totaled $12,325 and $9,250 respectively. Services in this category in 2005 and 2004 consisted primarily of:

     o Financial statement audits of employee benefit plan; and
     o Agreed-upon procedures reports related to an educational loan program

TAX FEES. The aggregate fees billed in 2005 and 2004 for professional services rendered by Virchow Krause, for tax compliance, tax advice and tax planning, totaled $13,320 and $9,175 respectively. Services in this category in 2005 and 2004 consisted primarily of:

     o Tax planning and other non-compliance consultation, including tax audit assistance; and
     o Tax compliance, including federal and state tax return preparation.

ALL OTHER FEES. There were no fees billed in 2005 and 2004 for other professional services provided by Virchow Krause.

The Audit Committee has considered whether the provision of other non-audit services is compatible with the independent auditors' independence and satisfied itself as to the auditors' independence.

Representatives of the firm of Virchow, Krause & Company, LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Audit Committee pre-approves all audit and allowable non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services.

                             SHAREHOLDERS' PROPOSALS

Proposals by shareholders sought to be included in the Corporation's proxy statement for its 2007 Annual Meeting of Shareholders must be received by the Corporation no later than January 10, 2007. The Corporation's By-Laws currently do not restrict shareholders from making proposals or director nominations at the Annual Meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers, directors and 10% shareholders to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership of stock in the Corporation. Copies of these reports must also be furnished to the Corporation. Based solely on a review of these copies, the Corporation believes that during 2005, its officers, directors and 10% shareholders complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934.

                                    FORM 10-K

A COPY OF THE CORPORATION'S FORM 10-K WHICH AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2005 MAY BE OBTAINED WITHOUT CHARGE BY ANY PERSON WHO WAS A BENEFICIAL OWNER OF THE CORPORATION'S SHARES AS OF THE MAY 3, 2006 RECORD DATE BY WRITTEN REQUEST TO SCOTT A. WILSON, SECRETARY OF THE CORPORATION, 6400 SOUTH 27TH STREET, OAK CREEK, WISCONSIN 53154, (414) 761-1610.

By Order of the Board of Directors

/s/Scott A Wilson
--------------------------
Scott A. Wilson, Secretary
Oak Creek, Wisconsin

May 10, 2006


IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, PLEASE COMPLETE, SIGN AND RETURN THE PROXY AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.